                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report dated June 4, 1999 (and to all references to our Firm) included in or made part of the yesmail.com Registration Statement File No. 333-80137.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois

August 27, 1999